Exhibit 10.2

Pony Limousine Service Limited

Contract

Transportation Service (Hong Kong )

 Contract No.:

Date: 5/22/2016

Party A: Pony Limousine Service Limited

Representative: Cindy Fan

Contact information: 0755-86665622

Party B: Yahong Business Limited

Representative: Du Jiangwei

Contact information: 13826553376

Party A shall provide Party B with information needed by customers and Party B shall provide services for Party A's customers (hereinafter referred to as "services"). After consultation between Party A and Party B, the following agreements have been reached on the basis of equality and mutual benefit.

I. Conditions for cooperation:

1. Party A: With the qualifications of an enterprise as a legal person, to provide users with cross-border information about Shenzhen and Hong Kong to book vehicle services.

2. Party B: Legal transport enterprises in mainland China or Hong Kong, and drivers and vehicles are qualified for transportation in Shenzhen and Hong Kong. Detailed information is as follows:

1) Identity Certificate: Hong Kong driver's return card or Mainland driver's Hong Kong and Macao pass;

2) Driving Certificate: Driving Licenses in Hong Kong and Mainland China

3) Vehicle Requirements: Hong Kong Closed Road Permit (marked Customs Gate), Forbidden Zone Paper and Mainland Vehicle Permit

4) Handbook for Hong Kong Auto Drivers

5) Inspection and Quarantine Book

The vehicles and drivers dispatched by Party B must meet at least the following requirements:

1) Transport vehicle license plates are legal; And should be fully assured at both Shenzhen and Hong Kong entities.

Shenzhen must buy at least third-party insurance and Hong Kong must buy at least seat insurance. Party B and its drivers shall bear the responsibility for traffic accidents arising in the course of operation.

2) Drivers should be older than 25 years of age and not over 55 years of age; they should have a motor vehicle driving license of Shenzhen and Hong Kong for 5 years , and after six years’ holding, they should be qualified for annual examination. The actual driving age is more than two years. They have skilled driving experience and good sense of service. They are healthy and familiar with road information serving the city.

If there is no special agreement, Party B allows Party A to send order service information, preferential information and other related service information to Party A by telephone, short message, e-mail or other means.

If Party B needs to change the information, Party A should be notified in time through the customer service telephone (0755-86665622) to assist in handling.

II. Cooperation process:

1. Regarding receipt of orders: Party B's acceptance of orders depends on whether it can satisfy the departure time and place proposed by Party A's users. Once Party B accepts the order, it cannot be cancelled. After receipt of the order, Party B must provide the service of use of the vehicle in accordance with the travel information (designated time and place of use) of the vehicle, and carry the customers safely to the destination. When the driver of Party B receives the receipt information, the driver must contact the users of Party A by telephone one hour before the departure time. Also, the driver must remind the travelers to prepare the transit information by themselves and not to take prohibited articles so as to avoid the delay or failure in customs clearance.

2. The driver of Party B should keep the vehicles clean, prepare drinking water, paper towels, transit information and pens for customs clearance, and provide wireless WiFi signals when conditions permit. Party B must have good service quality, use civilized language, be courteous to the users of Party A and provide good ride service for them.

3. After Party B picks up the users of Party A, it is necessary to check whether the cross-border license of the user of Party A is within the validity period, and check whether the baggage and articles are lawful and compliant if necessary. According to the relevant provisions of the Customs, it is not allowed to carry the illegal articles through the Customs. If the service cannot be provided normally due to customs clearance problems, Party A should be informed in time so that Party A can assist in completing the user's follow-up service.

4. The vehicle model provided by Party B is 7-seat commercial vehicles or 8-seat commercial vehicles, and the settlement fees are uniformly based on the order price of 7-seat commercial vehicles.

5. The order confirmed by the user of Party A is regarded as the transport service agreement between Party B and the user of Party A. When the users of Party A receives order notification, the information service between Party A and Party B are recognized as finished. The service agreement mentioned above becomes effective immediately when Party A receives the payment from the riders.

6. Party B confirms and understands that Party A serves as the vehicle information provider only, Party A doesn’t take any rider service in practice. All disputes, arising from the service provided by Party B for the users of Party A that is unrelated to the horse cross-border vehicle, shall be settled by Party B and the users of Party A through consultation and have nothing to do with Party A. The parties confirm that Party A does not constitute Party B which provides actual transport services to Party A's users. Party A shall only undertake the obligation of coordination and cooperation in all legal disputes arising from Party B's transport service acceptance, and Party A shall not be liable for any direct or indirect losses that may occur during the implementation of the above-mentioned agreement.

7. All notices given by Party A to Party B under this Agreement shall be in the form of mobile Wechat (group), QQ (group), short message or e-mail. Party A may notify Party B in one way mentioned above. The notice shall be deemed to reach Party B and Party B knows and accepts the contents of the notice the day the notice is sent.

8. If there is anything Party B needs to notify Party A in written form, Party B shall contact and deliver it via the official communication address, fax number and e-mail officially announced by Party B.

III. Party A's rights and obligations:

1. Party A shall be responsible for the losses caused by the errors or negligence of Party A's staff in the operation of the order information.

2. Both Party A and Party B shall actively cooperate with each other in the service and ensure the accuracy and timeliness of the service.

3. If Party A violates the contract and causes adverse effects on Party B, Party B has the right to terminate the cooperation unilaterally.

IV. Party B's rights and obligations:

1. The drivers and vehicles dispatched by Party B shall make sure to follow the provisions below:

1) Be tidily attired, be in good manners and standardize service.

2) Drive safely and abide by traffic regulations.

3) The goods lost by passengers in the vehicle shall be returned to the owner in time or handed over to the relevant departments for disposal, and shall not be concealed privately.

4) The dispatched vehicle shall not be given to another person to drive.

5) Vehicles shall not be used to provide convenience for illegal and criminal activities. If a suspect is found, he or she shall report to the public security organ or the user of Party A in a timely fashion.

6) It is forbidden to carry such illegal items as prohibited and inflammable and explosive articles. Strictly abide by customs regulations to complete cross-border customs transit services.

2. Party B must ensure that the vehicle is in good condition (timely performance, safe driving conditions, etc.) when providing the vehicle. Vehicles that break down during service shall provide rescue services in time according to the agreement.

3. Party B shall complete the service on time according to the reservations made by the users of Party A.

4. In order to standardize cooperation, Party B shall not charge any fees to Party A's users without the permission of Party A's users.

5. Party B is obliged to ensure that the licenses of service vehicles and drivers are legitimate and compliant. For example, Party B should take the operational failure responsibilities if it caused by the vehicle or the driver.

6. If Party B breaches this contract and causes adverse effects on the reputation of Party A or its users, Party A or its users have the right to terminate the cooperation unilaterally.

V. Distribution and Settlement of Income:

1. Party A provides cooperation service information to Party B. After Party B complete service, Party A collects and pays the vehicle transportation service fees on behalf of Party B.

Settlement Period: Before the 5th of each month, both parties send special persons to check the service sheets of last month, and Party A pays to Party B's designated account within three working days as follows:

Account Name: Shenzhen Zhuorui Automobile Service Co.,Ltd

Account number: 4101 0900 0400 38753

Opening Bank: Agricultural Bank of China Shenzhen Renmin North Road Branch

Each order is dispatched manually by Party A. Party B confirms the receipt after accepting the order price given by Party A. At the time of settlement, both parties shall settle the accounts after financial verification. If the orders are changed, the dispatchers on both sides will send a Wechat or other written confirmation to facilitate the financial reconciliation.

2. With the change of market and competition, Party A has the right to adjust the service fees charged to Party B reasonably. Under special circumstances, Party A shall inform Party B separately of the charging of information fees.

3. After Party B provides services to Party A's customers, Party B is responsible for providing invoices. The tax fees of invoices shall be borne by Party A's users.

VI. Disposal of breach of contract:

1. When a traffic accident occurs, Party B's liability shall be executed and the breach of contract shall be compensated in accordance with the local traffic accident treatment process. If Party B fails to cooperate, Party A has the right to deduct the amount of three times of the total income that pays to Party B of the order.

2. If Party B finds its driver’s act of evading the order or other acts harmful to the reputation of customers and companies, Party A has the right to deduct the full amount of the order after verification. When confirming that Party B has irregularities such as charging fees or charging fees arbitrarily, Party B shall allow Party A to deduct three times of the current service fees from the total revenue of the order and return it to Party A's users as compensation.

VII. Dispute Resolution:

1. Any disputes arising from the performance of this Agreement shall be settled through friendly consultation between the two parties.

2. When negotiation is not settled, both parties bring a lawsuit to the people's court where Party A is located.

VIII. Term and effectiveness of cooperation:

1. This contract is in duplicate. Each party holds one copy, which shall come into effect after the signature or seal of both parties. The period of cooperation between the two sides will be implemented from the contract sign date. This contract will last for at least 3 years. If there is no objection from both parties after 3 years, the contract will continue to be valid. If one party needs to terminate cooperation after 3 years, both sides shall negotiate whether to terminate this contract one month ahead of schedule. If there is no objection, both sides shall continue to cooperate in accordance to this contract that acts in a subsidiary form.

Party A: (Seal)

Representative:

Date: 5/18/2016

Party B: (Seal)

Representative:

Date: 5/22/2016